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                                                                     EXHIBIT 5.1

                           [Letterhead of Dechert LLP]




September 29, 2003


MSX International, Inc.
22355 West Eleven Mile Road
Southfield, MI  48034

MSX International Limited
Endeavour Drive
Festival Business Park
Basildon, Essex SS14 3WF
England

Subsidiary Guarantors listed on Schedule A
c/o MSX International, Inc.
22355 West Eleven Mile Road
Southfield, MI  48034

         Re:      Form S-4 Registration Statement
                  Registration No. 333-_________

Gentlemen and Ladies:

         We have acted as counsel to MSX International, Inc., a Delaware corporation (the "Company") and the subsidiary guarantors listed on Schedule A attached hereto (each a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors") and special counsel to MSX International Limited, a company incorporated under the laws of England and Wales ("MSXI Limited" and together with the Company, the "Issuers"), in connection with the preparation and filing by the Issuers and the Subsidiary Guarantors of a Registration Statement on Form
S-4 (Registration No. 333-       ) (the "Registration Statement"), with the
Securities and Exchange Commission for the purpose of registering the issuance of up to 75,500 of the Issuers' 11% Senior Secured Units due 2007 (the "Exchange Units") consisting of $860 Principal Amount of 11% Senior Secured Notes due 2007 of the Company (the "MSXI Notes") and $140 Principal Amount of 11% Senior Secured Notes due 2007 of MSXI Limited (the "MSXI Limited Notes" and together with the MSXI Notes, the "Exchange Notes") and the Subsidiary Guarantors' guarantees thereof (the "Exchange Guarantees") under the Securities Act of 1933, as amended (the "Securities Act"). The Exchange Units and the Exchange Guarantees are to be issued in exchange for an equal aggregate number of the Issuers' outstanding 11% Senior Secured Units due 2007 (the "Existing Units") consisting of $860 Principal Amount of 11% Senior Secured Notes due 2007 of the Company and $140 Principal Amount of 11% Senior Secured Notes due 2007 of MSXI Limited (collectively, the "Existing Notes") and the Subsidiary Guarantors' guarantees thereof pursuant to the Registration Rights Agreement (the "Registration Rights Agreement") among the Issuers, the Subsidiary Guarantors and Jefferies & Company, Inc., which is filed as Exhibit 4.8 to the Registration Statement. The Exchange Units are to be

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issued pursuant to the terms of the Indenture dated August 1, 2003, by and among the Issuers, the Subsidiary Guarantors and BNY Midwest Trust Company, as trustee (the "Trustee"), which is filed as Exhibit 4.4 to the Registration Statement.
The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

         In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Company and the Subsidiary Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company and the Subsidiary Guarantors.

         We have assumed that (i) MSXI Limited is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) MSXI Limited has all requisite corporate power and authority to execute, deliver and perform its obligations under the Exchange Units and
(iii) MSXI Limited's execution and delivery of the Exchange Units has been duly authorized by all necessary corporate action. Further, we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the Exchange Units and the Exchange Guarantees.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. When (a) the Registration Statement has been declared effective, (b) the Indenture has been duly qualified under the TIA, (c) the Exchange Units have been duly executed by the Issuers, and (d) the Exchange Units have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in exchange for the Existing Units in accordance with the Registration Rights Agreement and the terms set forth in the prospectus which is included in the Registration Statement, the Exchange Units will constitute valid and legally binding obligations of each of the Company and MSXI Limited, as an issuer, enforceable against each of the Company and MSXI Limited in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors' rights generally or debtors' obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         2. When (a) the Registration Statement has been declared effective, (b) the Indenture has been duly qualified under the TIA, (c) the Exchange Units have been duly executed by the Issuers, (d) the Exchange Units have been duly authenticated by the Trustee

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in accordance with the terms of the Indenture and issued and delivered in exchange for the Existing Units in accordance with the Registration Rights Agreement and the terms set forth in the prospectus which is included in the Registration Statement, and (e) the Exchange Guarantees have been duly executed by the Subsidiary Guarantors, the Exchange Guarantees will constitute valid and legally binding obligations of the applicable Subsidiary Guarantor party thereto enforceable against such Subsidiary Guarantor in accordance with the terms of the applicable Exchange Guarantee, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors' rights generally or debtors' obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         The opinions expressed herein are limited to the General Corporation Law and the Limited Liability Company Act of the State of Delaware and the laws of the United States of America and the State of New York, and we express no opinion concerning the laws of any other jurisdiction. For the purposes of our opinion with respect to the due authorization of any of the Exchange Guarantees by any Subsidiary Guarantor incorporated or organized in a state other than Delaware, New York or California, we have assumed that the corporate, limited liability company, partnership or limited partnership law of the jurisdiction of incorporation or organization of such entities is identical to that of Delaware.

         The opinion expressed herein is rendered to the Issuers and the Subsidiary Guarantors in connection with the filing of the Registration Statement and for no other purpose. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein, under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                     Very truly yours,


                                                     /s/ Dechert LLP





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                                   SCHEDULE A

Subsidiary Guarantors


MSX International (Holdings), Inc.

MSX International Services (Holdings), Inc.

MSX International European (Holdings), L.L.C.

MSX International DealerNet Services, Inc.

MSX International Business Services, Inc.

Creative Technology Services, L.L.C.

MSX International Technology Services, Inc.

MSX International Engineering Services, Inc.

Intranational Computer Consultants

Programming Management & Systems, Inc.

Chelsea Computer Consultants, Inc.

Millennium Computer Systems, Inc.

Management Resources International, Inc.

Pilot Computer Services, Incorporated

MSX International Platform Services, LLC

MegaTech Engineering, Inc.

MSX International Strategic Technology, Inc.